Ex.28(d)(2)

Amended and Restated

Appendix A

to the

Amended and Restated Investment Advisory Agreement

Effective as of December 31, 2020

As consideration for SSGA Funds Management, Inc.’s services as investment adviser to the following Funds, SSGA Funds Management, Inc. shall be entitled to receive from each such Fund an annual fee, accrued daily at the rate of 1/365th of the applicable fee rate and payable monthly on the first business day of each month, of the following annual percentages of each such Fund’s average daily net assets during the month:

Fund	Rate
State Street Money Market Portfolio	0.05%
State Street U.S. Government Money Market Portfolio	0.05%
State Street Treasury Money Market Portfolio	0.05%
State Street Treasury Plus Money Market Portfolio	0.05%

This Appendix A is hereby amended and restated effective as of the 31st day of December 2020.

Attest:	STATE STREET MASTER FUNDS

By:	By:	/s/ Bruce Rosenberg
	Name:	Bruce Rosenberg
	Title:	Treasurer

Attest:	SSGA FUNDS MANAGEMENT, INC.

By:	By:	/s/ Ellen M Needham
	Name:	Ellen M. Needham
	Title:	Senior Managing Director

Amended and Restated

Appendix B

to the

Amended and Restated Investment Advisory Agreement

Effective as of December 31, 2020

As consideration for SSGA Funds Management, Inc.’s services as investment adviser to the following Funds, SSGA Funds Management, Inc. shall be entitled to receive from each such Fund an annual fee, accrued daily at the rate of 1/365th of the applicable fee rate and payable monthly on the first business day of each month, of the following annual percentages of each such Fund’s average daily net assets during the month:

Fund	Rate
State Street International Developed Equity Index Portfolio	0.11%
State Street ESG Liquid Reserves Portfolio	0.05%

This Appendix B is hereby amended and restated effective as of the 31st day of December 2020.

Attest:	STATE STREET MASTER FUNDS

By:	By:	/s/ Bruce Rosenberg
	Name:	Bruce Rosenberg
	Title:	Treasurer

Attest:	SSGA FUNDS MANAGEMENT, INC.

By:	By:	/s/ Ellen M Needham
	Name:	Ellen M. Needham
	Title:	Senior Managing Director